UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2016

AUTOZONE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	1-10714	62-1482048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 South Front Street Memphis, Tennessee	38103
(Address of Principal Executive Offices)	(Zip Code)

(901) 495-6500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 below is incorporated by reference into this Item 1.01.

AutoZone has other commercial relationships with certain parties to the Revolving Credit Agreement and the 364-Day Credit Agreement described in Item 2.03 below. From time to time, several of the lenders or their affiliates furnish general financing and banking services to AutoZone.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Third Amended and Restated Credit Agreement

On November 18, 2016, AutoZone, Inc. (“AutoZone”) entered into a Third Amended and Restated Credit Agreement dated as of November 18, 2016 (the “New Revolving Credit Agreement”) among AutoZone, as borrower, the several lenders from time to time party thereto, and Bank of America, N.A., as administrative agent for the lenders. The New Revolving Credit Agreement amends the Second Amended and Restated Credit Agreement dated as of December 19, 2014 among AutoZone, the several lenders from time to time party thereto, and Bank of America, N.A., as administrative agent for the lenders (the “Old Revolving Credit Agreement”), by, among other things, increasing the committed credit amount from $1.25 billion to $1.60 billion, reducing facility fees, increasing applicable margins on Eurodollar loans, and extending the termination date to November 18, 2021, subject to AutoZone’s right to request an extension of the termination date as described below.

The New Revolving Credit Agreement provides for loans in the aggregate principal amount of up to $1.60 billion. The New Revolving Credit Agreement will terminate, and all amounts borrowed under the New Revolving Credit Agreement will be due and payable, on November 18, 2021, but AutoZone may, by notice to the administrative agent, make up to two requests to extend the termination date for an additional period of one year. The first such request must be made no earlier than 60 days, and no later than 45 days, prior to November 18, 2017, while the second request must be made no earlier than 60 days, and no later than 45 days, prior to November 18, 2018. In the event AutoZone timely requests an extension of the termination date, each of the lenders may, in its sole discretion, agree to extend the termination date as requested. Like the Old Revolving Credit Agreement, the New Revolving Credit Agreement continues to include a $75 million sublimit for swingline loans and a maximum $200 million aggregate sublimit for letters of credit, but the New Revolving Credit Agreement reduces the maximum sublimit of each individual letter of credit issuer from $50.0 million to $33.3 million.

Revolving loans under the New Revolving Credit Agreement may be base rate loans, Eurodollar loans, or a combination of both, at AutoZone’s election. Base rate loans will bear interest at a base rate plus the “Applicable Margin” (as that term is defined in the New Revolving Credit Agreement), where the base rate is a fluctuating rate equal to the highest of (a) the Federal funds rate plus 0.5%, (b) the interest rate publicly announced from time to time by Bank of America as its “prime rate,” and (c) the London Interbank Offered Rate (“LIBOR”) plus 1.0% (provided in no event will the base rate be less than zero). Eurodollar loans will bear interest at a rate equal to LIBOR plus the Applicable Margin. Under the New Revolving Credit Agreement, the Applicable Margin for base rate loans will be between zero and 30.0 basis points based on AutoZone’s senior unsecured (non-credit enhanced) long term debt rating as published by Standard & Poor’s Financial Services LLC and/or Moody’s Investors Service, Inc. (the “AutoZone Unsecured Debt Rating”). Under the New Revolving Credit Agreement, the Applicable Margin for Eurodollar loans will be between 80.5 and 130.0 basis points based on the AutoZone Unsecured Debt Rating. In addition, facility fees under the New Revolving Credit Agreement were reduced and now vary from 7.0 to 20.0 basis points based on the AutoZone Unsecured Debt Rating.

The New Revolving Credit Agreement contains affirmative, negative and financial covenants, which AutoZone believes are customary for an agreement of this type.

The foregoing description of the terms of the New Revolving Credit Agreement is only a summary and is qualified in its entirety by the full text of the New Revolving Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

364-Day Credit Agreement

On November 18, 2016, AutoZone entered into an Amended and Restated 364-Day Credit Agreement dated as of November 18, 2016 (the “New 364-Day Credit Agreement”) among AutoZone, as borrower, the several lenders from time to time party thereto, and Wells Fargo Bank, National Association as administrative agent for the lenders.

The New 364-Day Credit Agreement provides for loans in the aggregate principal amount of up to $400.0 million. The New 364-Day Credit Agreement will terminate, and all amounts borrowed under the New 364-Day Credit Agreement will be due and payable, on November 17, 2017, but AutoZone may, by notice to the administrative agent provided no earlier than 60 days, and no later than 45 days, prior November 17, 2017, request a 364-day extension of the termination date. In the event AutoZone timely requests an extension of the termination date, each of the lenders may, in its sole discretion, agree to extend the termination date as requested. In addition, no earlier than 60 days, and no later than 15 days, prior to the termination date of the New 364-Day Credit Agreement (including an extended termination date), AutoZone may, by notice to the administrative agent and subject to other conditions set forth in the New 364-Day Credit Agreement, elect to convert any outstanding balance under the New 364-Day Credit Agreement to a term loan (the “Term-Out Option”) that will mature on the first anniversary of the termination date. In the event it exercises the Term-Out Option, AutoZone may not borrow or re-borrow additional funds under the New 364-Day Credit Agreement, regardless of payment in full or in part of the outstanding principal amount under the New 364-Day Credit Agreement. AutoZone will pay a 100 basis point fee to the lenders upon an exercise of the Term-Out Option.

Revolving loans under the New 364-Day Credit Agreement may be base rate loans, Eurodollar loans, or a combination of both, at AutoZone’s election. Base rate loans will bear interest at a base rate plus the “Applicable Margin” (as that term is defined in the New 364-Day Credit Agreement), where the base rate is a fluctuating rate equal to the highest of (a) the Federal funds rate plus 0.5%, (b) the interest rate publicly announced from time to time by Bank of America as its “prime rate,” and (c) LIBOR plus 1.0% (provided in no event will the base rate be less than zero). Eurodollar loans will bear interest at a rate equal to LIBOR plus the Applicable Margin. Under the New 364-Day Credit Agreement, the Applicable Margin for base rate loans will be between zero and 32.5 basis points based on the AutoZone Unsecured Debt Rating, and the the Applicable Margin for Eurodollar loans will be between 92.0 and 132.5 basis points based on the AutoZone Unsecured Debt Rating. In addition, facility fees under the New 364-Day Credit Agreement will vary from 8.0 to 17.5 basis points based on the AutoZone Unsecured Debt Rating.

The New 364-Day Credit Agreement contains affirmative, negative and financial covenants, which AutoZone believes are customary for an agreement of this type.

The foregoing description of the terms of the New 364-Day Credit Agreement is only a summary and is qualified in its entirety by the full text of the New 364-Day Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement dated as of November 18, 2016 among AutoZone, Inc., as borrower, the lenders party thereto, and Bank of America, N.A., as administrative agent

10.2	Amended and Restated 364-Day Credit Agreement Dated as of November 18, 2016 among AutoZone, Inc., as borrower, the lenders party thereto, and Wells Fargo Bank National Association, as administrative agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 21, 2016	AUTOZONE, INC.

	By:	/s/ William T. Giles
	Name:	William T. Giles
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement dated as of November 18, 2016 among AutoZone, Inc., as borrower, the lenders party thereto, and Bank of America, N.A., as administrative agent

10.2	Amended and Restated 364-Day Credit Agreement dated as of November 18, 2016 among AutoZone, Inc., as borrower, the lenders party thereto, and Wells Fargo Bank National Association, as administrative agent